Exhibit 10

[*] indicates that a confidential portion of the text of this agreement has been omitted. The non-public information has been filed separately with the Securities and Exchange Commission.



                                                               Execution Version
================================================================================

                                OMNIBUS AGREEMENT

                           dated as of October 8, 2004

                                  by and among


                                   XOMA LTD.,

                                a Bermuda company

                                       and


                                 XOMA (US) LLC,

                      a Delaware limited liability company

                                       and


                              XOMA IRELAND LIMITED,

                                an Irish company

                                       and


                        MILLENNIUM PHARMACEUTICALS, INC.,

                             a Delaware corporation

================================================================================

                                OMNIBUS AGREEMENT

     THIS OMNIBUS AGREEMENT (the "Agreement") is made as of October 8, 2004 (the "Effective Date") by and among XOMA LTD., a Bermuda company ("XOMA Bermuda"), XOMA (US) LLC., a Delaware limited liability company ("XOMA LLC"), XOMA Ireland Limited., an Irish company ("XOMA Ireland") and MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation (both on its own behalf and as successor in interest to mHOLDINGS TRUST, "Millennium"). XOMA Bermuda, XOMA LLC and XOMA Ireland are collectively referred to as the "XOMA Entities" and the XOMA Entities and Millennium are collectively referred to as the "Parties" and each as a "Party." Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Development and License Agreement (as defined below).

                               W I T N E S S E T H


     WHEREAS, XOMA LLC, XOMA Ireland and Millennium are parties to a Development and License Agreement, dated as of November 26, 2001 (the "Development and License Agreement");

     WHEREAS, XOMA Bermuda and Millennium are parties to an Investment Agreement, dated as of November 26, 2001, as amended (the "Investment Agreement");

     WHEREAS, XOMA Bermuda and Millennium are parties to a Registration Rights Agreement, dated as of November 26, 2001 (the "Registration Rights Agreement"); and

     WHEREAS, the Parties desire to modify the Development and License Agreement and terminate the Investment Agreement and make certain other agreements all as more fully set forth and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Parties, intending to become legally bound, hereby agree as follows:

                                   ARTICLE I

                MODIFICATION OF DEVELOPMENT AND LICENSE AGREEMENT

     Section 1.1 Modification; Termination. Until XOMA LLC ceases to have any obligations under this Article I, the Development and License Agreement shall remain in effect as modified by this Agreement. In general, XOMA LLC's development and funding obligations under Article II of the Development and License Agreement shall be limited to those specified in Section 1.2 below, the licenses granted in Article IV of the Development and License Agreement shall be limited to those necessary for the performance of responsibilities in accordance with the terms and conditions of this Agreement, Millennium's payment obligations under Article V of the Development and License Agreement shall be limited to those provided in Section 1.3 below and XOMA LLC's supply obligations under Article VI of the Development and License Agreement shall be limited to amounts necessary to carry out its responsibilities under this

Article I. Upon completion of XOMA LLC's responsibilities under this Article I, subject to the terms and except as set forth herein, the Development and License Agreement shall terminate.

     Section 1.2 Continuing Development Work. As provided under the Development and License Agreement, XOMA LLC is currently conducting a phase I clinical trial (the "Phase I Trial") of CAB-2 under Protocol No. MLN0750 (the "Protocol"). The Parties agree that XOMA LLC will continue to prosecute the Phase I Trial through completion of the Phase I Trial as provided herein. Specifically, the Parties agree that the parameters of the Phase I Trial agreed to by the Joint Project Team shall be [*]. Additional dosage cohorts may be added at Millennium's request up to and including [*] via protocol amendment. The Parties hereby reaffirm that the objective of the Phase I Trial in CABG patients is to escalate the dose until [*] unless dose limiting toxicities preclude further dose escalation. The Parties further agree that if a dosage of [*] or less achieves the complement inhibition target, then an amended protocol will specify the total number of additional patients to be treated at that dosage.

     XOMA LLC will take all commercially reasonable actions necessary to amend the Protocol in order to reflect the changes to the structure of the Phase I Trial as set forth herein.

     XOMA LLC and Millennium will further discuss in good faith the likely necessity of adding alternative and/or additional sites to the Phase I Trial in order to complete the study within a reasonable time frame.

     All of the Development Costs and Manufacturing Costs of the Phase I Trial shall be borne by XOMA LLC through completion of the Phase I Trial as described above, including finalization of all required reports; provided, that in the event Millennium requests that the Phase I Trial include more than the total number of patients referred to above and XOMA agrees, then Millennium will reimburse XOMA for all Development Costs and Manufacturing Costs relating to such additional patients.

     Section 1.3 Continuing Financial Considerations. Millennium agrees to make the following royalty, milestone and other payments to the XOMA Entities (notwithstanding any termination of the Development and License Agreement):

          (a) Royalties: [*]% of all Net Sales of the Licensed Product (as defined below) [*] and [*]% of all Net Sales of the Licensed Product [*], in each case until [*] after the First Commercial Sale of the Licensed Product [*], as applicable.

          (b) Milestone Payments:

               Upon start of Phase III Clinical Trials for the Licensed Product:
               $[*]

               Filing of BLA for the Licensed Product [*]: $[*]

               First Approval of such Licensed Product [*]: $[*]

          (c) Third Party Upfront License Fee: Section 5.1(b) of the Development and License Agreement shall remain in force and effect, provided however that the percent-age payment obligation referenced therein shall be [*] and the payment obligation thereunder is extended to all upfront license fees [*].

     Because XOMA LLC, XOMA Ireland and Millennium previously terminated the Development and License Agreement with regard to LDP-01, for purposes of this Agreement and any payment obligations hereunder (including, but not limited to, this Section 1.3 and Section 1.5 below), the definition of "Licensed Product" as contained in the Development and License Agreement is hereby amended to exclude any reference to LDP-01. Further, Sections 5.6 and 5.7 and Article IX of the Development and License Agreement shall apply, as appropriate, to any payments made hereunder.

     Section 1.4 Consequences of Termination. Upon termination of the Development and License Agreement as set forth in Section 1.1 above, Section
12.5 of the Development and License Agreement shall apply and, as of the date of such termination, XOMA LLC shall take all commercially reasonable actions necessary to effect the transfers, grants and returns set forth thereunder. For the avoidance of doubt, (a) it is understood that this Agreement does not, and such termination shall not, represent or constitute a termination of the Development and License Agreement by any party thereto for default, failure or breach by any other party, and (b) the licenses referred to in Section 4.4 and clause (b) of Section 12.5 of the Development and License Agreement shall additionally extend to any Patent Rights and Know-How invented or developed before or after the Effective Date.

     Section 1.5 Certain Rights and Obligations. XOMA Bermuda hereby agrees to seek, on behalf of XOMA Technology Ltd. ("XOMA Technology"), any consents necessary for the assignment by XOMA Technology to Millennium and the assumption by Millennium of all of XOMA Technology's rights and obligations relating to the Licensed Product under that certain Non-Exclusive License Agreement [*] Agreement") and, in the event such consents are granted, to effectuate such assignment and assumption. Pending receipt of such consents and if for any reason such assignment and assumption is deemed invalid, XOMA Bermuda hereby agrees to provide, through XOMA Technology, a sublicense under the [*] Agreement relating to the Licensed Product pursuant to and in accordance with Section 2.2 thereof and Millennium agrees to assume all obligations relating to the Licensed Product of XOMA Technology thereunder. XOMA Bermuda and Millennium further agree to take any and all further actions reasonably necessary to effect such assignment or sublicense.

                                   ARTICLE II

                     TERMINATION OF THE INVESTMENT AGREEMENT

     Section 2.1 Termination of the Investment Agreement. As of the Effective Date, XOMA Bermuda and Millennium hereby terminate the Investment Agreement pursuant to Section 6.1(a) of the Investment Agreement; provided however, that
Article VII of the Investment Agreement shall remain in full force and effect as set forth in the Investment Agreement.

                                  ARTICLE III

                    TERMS OF CONTRACT MANUFACTURING AGREEMENT

     Section 3.1 Terms of Manufacturing Services Agreement. XOMA LLC and Millennium agree to negotiate in good faith and as expeditiously as possible, appropriate agreements for XOMA LLC to continue performing the following manufacturing services for Millennium or its designee:

          (a) XOMA LLC will produce [*] any reasonable quantities of bulk drug substance needed by Millennium for Millennium and/or its designee to conduct phase II trials for the Licensed Product. Millennium will reimburse XOMA LLC for these services on a [*] basis as calculated in accordance with U.S. generally accepted accounting principles; provided, however, that with regard to the [*], Millennium will either: (i) purchase the [*] directly for use by XOMA or (b) agree to reimburse XOMA LLC for any unused portion of "[*]" initially and reasonably purchased by XOMA LLC to perform such services.

          (b) Second, XOMA LLC will develop [*]. At Millennium's request and sole expense, XOMA LLC will file a patent application on any patentable invention directed solely to such [*] and thereafter assign such patent application to Millennium and will provide any reasonable assistance to Millennium in prosecuting any such patent application. In addition, XOMA LLC will agree not to publish any such patentable invention(s) prior to the filing of a patent application relating thereto without Millennium's prior written consent (not to be unreasonably withheld). In the event Millennium decides to continue development of the Licensed Product using such [*], XOMA LLC and Millennium will negotiate in good faith a development agreement providing for the [*].

          (c) Finally, with no obligation, in the future, Millennium will consider XOMA LLC to manufacture the Licensed Product for phase III clinical trials and commercial use.

                                   ARTICLE IV

                  CONFIRMATION OF REGISTRATION RIGHTS AGREEMENT

     Section 4.1 Confirmation of the Registration Rights Agreement. XOMA Bermuda and Millennium agree that the Registration Rights Agreement shall remain in full force and effect with respect to any Registrable Securities (as such term is defined therein) issued prior to the Effective Date to Millennium.

                                   ARTICLE V

                                  MISCELLANEOUS

     Section 5.1 Publicity. The Parties hereby agree to the release of a press release in the form attached hereto as Schedule 5.1 upon full execution of this Agreement and that the consummation of this Agreement, as well as such terms as are expressly described in such press release, shall be deemed to be in the public domain. Each Party understands that this Agreement is likely to be of significant interest to investors, analysts and others and, thus, that any Party shall have the right to make future announcements with respect to developments under this Agreement. The Parties agree that any such announcement shall not contain confidential technical or business information or, if disclosure of confidential technical or business information is required by law or regulation, shall make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is filed with a government agency. Each Party agrees to provide the other Parties with a copy of any such public announcement as soon as reasonably practicable prior to its scheduled release, but in any event no less than three (3) business days prior to its scheduled release, unless legal requirements do not permit such prior notice. Each Party shall have the right to expeditiously review and recommend changes to any such announcement, provided that such right of review and recommendation shall only apply for the first time that specific information is disclosed and shall not apply to the subsequent disclosure of substantially similar information that has been previously disclosed. Except as otherwise required by law, the Party whose announcement has been reviewed shall delete any information the reviewing Parties reasonably deem inappropriate for disclosure.

     Section 5.2 Force Majeure. No failure or omission by the Parties in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; flood; storm; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the foregoing causes is cured as soon as is practicable after its occurrence.

     Section 5.3 Consequential Damages. No Party shall be liable under this Agreement for special, incidental or consequential damages or for loss of profit or lost revenue, even if advised of the possibility of such damages.

     Section 5.4 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties (not to be unreasonably withheld), except to a party who acquires all or substantially all of the business of the assigning Party to which the subject matter of this Agreement applies by merger, sale of assets or otherwise.

     Section 5.5 Section 365(n) of the United States Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Parties shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Parties, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

     Section 5.6 Notices. Notices to Millennium shall be addressed to:

                           Millennium Pharmaceuticals, Inc.
                           40 Landsdowne Street
                           Cambridge, Massachusetts 02139 U.S.A.

                           Attention: Legal Department - General Counsel Facsimile No.: (617) 374-0074

                           Notices to XOMA LLC shall be addressed to:

                           XOMA (US) LLC
                           2910 Seventh Street
                           Berkeley, California  94710 U.S.A.

                           Attention: Legal Department - General Counsel Facsimile No.: (510) 649-7571

                           Notices to XOMA Bermuda shall be addressed to:

                           XOMA LTD.
                           2910 Seventh Street
                           Berkeley, California 94710 U.S.A.

                           Attention: Legal Department - General Counsel Facsimile No.: (510) 649-7571

                           Notices to XOMA Ireland shall be addressed to:

                           XOMA Ireland Limited
                           Shannon Airport House
                           Shannon, County Clare
                           Ireland

                           Attention:  Secretary
                           Facsimile No.:  011-353-61-472060

                           with copies (which shall not constitute notice) to:

                           Cahill Gordon & Reindel LLP
                           Eighty Pine Street
                           New York, New York  10005

                           Attn: Geoffrey E. Liebmann
                           Facsimile No.:  212 269-5420

Any Party may change its address by giving notice to the other Parties in the manner provided in this Section 5.6. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission or (d) delivered by hand. The effective date of the notice shall be the actual date of receipt by the receiving Party.

     Section 5.7 Independent Contractors. It is understood and agreed that the relationship among the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for any Party to act as the agent for any other Party.

     Section 5.8 Governing Law. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of New York notwithstanding the provisions governing conflict of laws under such law of the State of New York to the contrary, provided that matters of intellectual property law shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

     Section 5.9 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of the relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, provided that the Parties shall negotiate in good faith in modification of this Agreement with a view to revising this Agreement in a manner which reflects, as closely as is reasonably practicable, the commercial terms of this Agreement as originally signed.

     Section 5.10 No Implied Waivers. The waiver by any Party of a breach or default of any provision of this Agreement by another Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

     Section 5.11 Entire Agreement. This Agreement and, to the extent set forth herein, the Development and License Agreement, the Investment Agreement and the Registration Rights Agreement constitute the entire agreement among the Parties with respect to subject matter hereof and thereof and supersede all previous written or oral representations, agreements and understandings among the Parties, including, without limitation, any confidentiality agreement among the Parties. This Agreement may be amended only by a writing signed by all Parties.

     Section 5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         [The remainder of this page has intentionally been left blank.]

     IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.


                        XOMA LTD.



                        By:
                            -----------------------------------
                            Name:
                            Title:



                        XOMA (US) LLC



                        By:
                            -----------------------------------
                            Name:
                            Title:



                        XOMA IRELAND LIMITED



                        By:
                            -----------------------------------
                            Name:    Alan Kane
                            Title:   Director

                            duly authorized for and on behalf of
                            XOMA Ireland Limited in the presence of:






                        MILLENNIUM PHARMACEUTICALS, INC.



                        By:
                            -----------------------------------
                            Name:
                            Title:





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